Calculation of Filing Fee Tables
S-3
Eos Energy Enterprises, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.0001 per share	457(r)	7,326,654	$ 10.219	$ 74,871,077.23	0.0001381	$ 10,339.70
Fees to be Paid	2	Equity	Private Warrants	457(r)	224,400		$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 74,871,077.23		$ 10,339.70
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 12,313.71
			Net Fee Due:						$ 0.00
Offering Note
[1]	Consists of (i) up to 7,102,254 shares of common stock issuable upon exercise of the public warrants and (ii) up to 224,400 shares of common stock issuable upon exercise of the private warrants. Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $10.219, which is the average of the high and low prices of the common stock on September 26, 2025 on the Nasdaq Global Market.

[2]	Consists of the Registrant's warrants to purchase shares of common stock originally issued in connection with the initial public offering of B. Riley Principal Merger Corp. II. The registration fee with respect to the private warrants has been allocated to the underlying shares of the Registrant's common stock issuable upon exercise of such private warrants, as described in footnote (1). Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Eos Energy Enterprises, Inc.	S-3	333-263298	03/04/2022		$ 12,313.71	Equity	Common stock, par value $0.0001 per share	132,833,996	$ 132,833,996.00
Fee Offset Sources		Eos Energy Enterprises, Inc.	S-3	333-263298		03/04/2022						$ 12,313.71
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On March 4, 2022, the Registrant filed a registration statement on Form S-3 (Registration No. 333-263298) (the "Prior S-3 Registration Statement"), and paid a filing fee of $12,313.71 in connection with the private warrants and shares of common stock underlying the warrants registered on the Prior S-3 Registration Statement. No warrants or shares of common stock underlying warrants were sold under the Prior S-3 Registration Statement. As a result, $12,313.71 (the "Unused S-3 Fees") in previously paid fees remain available for future offset. In accordance with Rule 457(p) under the Securities Act, the registrant hereby applies the Unused S-3 Fees to offset the filing fee payable in connection with this filing.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A